Exhibit 99.1

TIPTREE REPORTS SECOND QUARTER 2017 RESULTS

•	Revenues of $157.9 million for the quarter, up 19.5% from $132.2 million in the prior year period.

•	Net loss of $5.3 million for the quarter, a decrease of $12.3 million from the prior year period.

•	Net loss attributable to Class A stockholders of $4.4 million for the quarter, a decrease of $10.5 million from the prior year period.

•	Adjusted EBITDA(1) of $6.8 million for the quarter, down from $17.4 million in the prior year period.

•	Book value per share, as exchanged[1] of $9.87, up 2.0% compared to $9.68 as of June 30, 2016.

•	Declared dividend of $0.03 per share to Class A stockholders of record on August 21, 2017 with a payment date of August 28, 2017.

New York, New York - August 7, 2017 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), which operates in the specialty insurance, asset management, senior living and specialty finance industries, today announced its financial results for the six months ended June 30, 2017.

Summary Consolidated Statements of Operations

($ in millions, except for per share information)	Three Months Ended June 30,		Six Months Ended June 30,
GAAP:	2017	2016	2017	2016
Total revenues	$157.9	$132.2	$321.8	$262.9
Net income before non-controlling interests	(5.3)	7.0	(4.0)	14.4
Net income attributable to Tiptree Inc. Class A common stockholders	(4.4)	6.1	(3.3)	11.7
Diluted earnings per share	(0.15)	0.17	(0.12)	0.33
Cash dividends paid per common share	0.06	0.05	0.06	0.05

Non-GAAP: (1)
Adjusted EBITDA	$6.8	$17.4	$18.6	$32.8
Book Value per share, as exchanged	9.87	9.68	9.87	9.68

(1)	For a reconciliation to U.S. GAAP, see “Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, August 8, 2017 at 10:00 a.m. Eastern Time to discuss its second quarter 2017 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Tuesday, August 8, 2017 at 2:00 p.m. Eastern Time, until midnight Eastern on Tuesday, August 15, 2017. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13666605.

2Q’17 Financial Overview
Consolidated Highlights

•
Net loss for the quarter primarily driven by unrealized losses of $8.3m on equities in the Insurance investments portfolio. Net investments(1) grew to $346.2 million, an increase of 12.7% year-over-year.

•
Our specialty insurance operations continued to change the product mix to achieve a balance between growing near-term earned premiums and increasing investable assets. Gross written premiums were $186.0 million, up 5.5% from the prior year period, driven by growth in warranty products with longer contract durations. Net written premiums were $97.0 million, up from $49.0 million in the prior year period, driven by the assumption of a portion of our credit reinsurance book in late 2016.

•	Our asset management operations contributed $4.5 million of pre-tax profits, down from $5.5 million in the prior year period as investments in CLO subordinated notes reduced from 2016.

•	Senior living operations completed ten acquisitions for $56.0 million, bringing total aggregate purchase price of Care’s portfolio to $407.6 million as of June 30, 2017.

•	Returned $9.5 million to shareholders in the quarter through dividends and share repurchases

(1)	For a reconciliation to U.S. GAAP, see “Non-GAAP Reconciliations” below.

Consolidated Results of Operations
Revenues

For the three months ended June 30, 2017, the Company reported revenues of $157.9 million, an increase of $25.7 million, or 19.5% from the three months ended June 30, 2016. For the six months ended June 30, 2017, revenues were $321.8 million, an increase of $58.9 million or 22.4% from the six months ended June 30, 2016. The primary drivers of the increase in revenues for the three and six months were growth in earned premiums and net investment income in our specialty insurance segment, increases in rental income attributable to acquisitions of seniors housing properties and improved specialty finance originations margins, partially offset by reduced service and administrative fees, ceding commissions, and unrealized losses as compared to prior period gains in our specialty insurance segment investment portfolio.

Net Income before non-controlling interests

For the three months ended June 30, 2017, the Company incurred a net loss of $5.3 million compared to net income of $7.0 million in the 2016 period. The primary drivers of the decline were the unrealized losses in our specialty insurance investment portfolio in the three months ended June 30, 2017 compared to unrealized gains in the 2016 period and an increase in the fair value of the contingent earn-out liability in connection with our acquisition of Reliance.

For the six months ended June 30, 2017, the Company incurred a net loss of $4.0 million compared to net income of $14.4 million in the 2016 period, a decrease of $18.4 million. The decline was primarily a result of the unrealized losses in our specialty insurance investment portfolio in the six months ended June 30, 2017 compared to unrealized gains in the prior period combined with increased stock-based compensation expense in the specialty insurance segment and an increase in the fair value of the contingent earn-out liability associated with our Reliance acquisition. These drivers were partially offset by increased earnings on CLOs in our asset management segment, reduced losses in our senior living and improved operating results in our specialty finance segments, excluding the impact of the Reliance earn-out. Additionally, the tax provision has increased year-over-year as a result of a $4.0 million tax benefit in the three months ended March 31, 2016 which was driven by the tax reorganization effective January 1, 2016. A discussion of the changes in revenues, expenses and net income is presented below and in more detail in our segment analysis.

The following table highlights certain non-cash, key drivers impacting our results for the three and six months ended June 30, 2017. We believe highlighting these significant, non-cash items provides useful additional information to investors. For a further discussion on these key drivers, see - “Management’s Discussion and Analysis of Financial Conditions and Results of Operations - Results of Operations - Consolidated Results of Operations” in our Form 10-Q for the quarter ended June 30, 2017 and 2016.

Key Drivers of Pre-tax Income and Adjusted EBITDA

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016	Variance
Unrealized & realized gains (losses) on equity securities	$(8,318)	$1,093	$(9,411)	$(10,058)	$9,422	$(19,480)
Stock-based compensation	(1,342)	(574)	(768)	(3,140)	(964)	(2,176)
Reliance contingent earn-out liability (1)	(3,061)	—	(3,061)	(3,461)	—	(3,461)
Depreciation and amortization (1)	(8,197)	(7,085)	(1,112)	(16,006)	(15,462)	(544)

(1)	Added back to Adjusted EBITDA. For a reconciliation of Adjusted EBITDA to GAAP financials, see “—Non-GAAP Reconciliations.”

Net Income (Loss) Available to Class A Common Stockholders

For the three months ended June 30, 2017, net loss available to Class A common stockholders was $4.4 million, a decrease of $10.6 million from the prior year period. For the six months ended June 30, 2017, net income available to Class A common stockholders was $3.3 million, a decrease of $15.0 million from the prior year period. The key drivers of net income available to Class A common stockholders were the same factors which impacted the net income before non-controlling interests.

Non-GAAP

Management uses Adjusted EBITDA and book value per share, as exchanged as measurements of operating performance which are non-GAAP measures. Management believes that use of Adjusted EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Book value per share, as exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes that use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Total Adjusted EBITDA for the three months ended June 30, 2017 was $6.8 million compared to $17.4 million for the 2016 period, a decrease of $10.6 million, or 60.9%. Total Adjusted EBITDA for the six months ended June 30, 2017 was $18.6 million compared to $32.8 million for the 2016 period, a decrease of $14.2 million, or 43.3%. The key drivers of the change in Adjusted EBITDA were the same as those which impacted our net income, excluding the increase in the Reliance earn-out and the year-over-year change in the tax provision. See “— Non-GAAP Reconciliations” for a reconciliation to GAAP net income.

As exchanged book value per share for the period ended June 30, 2017 was $9.87, up from $9.68 as of June 30, 2016. The key drivers of the year-over-year increase were diluted earnings per share for the trailing twelve months and repurchases of 2.0 million shares throughout the last twelve months at an average 32% discount to book value, for a benefit of $0.17 per share. These factors were partially offset by officer and director compensation share issuances and cumulative dividends paid of $0.11 over the last twelve months. The share repurchase benefits were additionally offset by the exercise of the Tricadia Option in June 2017 resulting in 1.5 million shares being issued at $5.36 per share. Given the strike price of the option, the impact was a $0.19 reduction to book value per share.

Results by Segment

Effective December 31, 2016, Tiptree realigned the principal investments formerly reported in the corporate and other segment into their new reportable segments to align with the Company’s operating strategy. The table below reflects the credit and equity investments contributed to our insurance subsidiary in the specialty insurance segment and the CLO subordinated notes and related warehouse income in the asset management segment for the three and six months ended June 30, 2017 and 2016.

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)	Revenues		Pre-tax income (loss)		Revenues		Pre-tax income (loss)
	2017	2016	2017	2016	2017	2016	2017	2016
Specialty insurance	$111,171	$93,007	$(732)	$12,765	$233,017	$186,113	$4,069	$24,968
Asset management	3,818	2,228	4,529	5,493	6,791	6,008	10,110	8,197
Senior living	18,625	14,619	(2,294)	(1,155)	36,344	28,509	(3,824)	(5,014)
Specialty finance	23,896	22,211	(434)	2,312	45,349	38,777	34	1,329
Corporate and other	360	96	(8,268)	(8,369)	277	3,492	(15,080)	(13,459)
Total	$157,870	$132,161	$(7,199)	$11,046	$321,778	$262,899	$(4,691)	$16,021

	Adjusted EBITDA(1)
($ in thousands, unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Specialty insurance	$3,869	$16,125	$13,247	$31,336
Asset management	4,529	5,493	10,110	8,197
Senior living	2,468	2,255	5,434	4,325
Specialty finance	2,840	2,578	3,906	1,848
Corporate and other	(6,935)	(9,020)	(14,141)	(12,952)
Adjusted EBITDA	$6,771	$17,431	$18,556	$32,754

(1)	For further information relating to the Company’s Adjusted EBITDA, including a reconciliation of the Company’s segments’ Adjusted EBITDA to GAAP pre-tax income, see “—Non-GAAP Reconciliations” below.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is focused on enhancing shareholder value by generating consistent growth and profitability at its operating companies. The Company’s consolidated subsidiaries currently operate in the following businesses - specialty insurance, asset management, senior living and specialty finance. For more information about Tiptree visit www.tiptreeinc.com.
Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Consolidated Balance Sheet

	As of
	June 30, 2017	December 31, 2016
Assets
Investments:
Available for sale securities, at fair value	$147,778	$146,171
Loans, at fair value	310,680	373,089
Loans at amortized cost, net	115,763	113,838
Equity securities, trading, at fair value	39,230	48,612
Real estate, net	375,076	309,423
Other investments	27,545	25,467
Total investments	1,016,072	1,016,600
Cash and cash equivalents	75,764	63,010
Restricted cash	39,329	24,472
Notes and accounts receivable, net	164,432	157,500
Reinsurance receivables	338,721	296,234
Deferred acquisition costs	126,934	126,608
Goodwill and intangible assets, net	181,179	178,245
Other assets	47,043	37,886
Assets of consolidated CLOs	551,995	989,495
Total assets	$2,541,469	$2,890,050

Liabilities and Stockholders’ Equity
Liabilities
Debt, net	$821,951	$793,009
Unearned premiums	442,432	414,960
Policy liabilities and unpaid claims	110,895	103,391
Deferred revenue	52,944	52,254
Reinsurance payable	87,579	70,588
Other liabilities and accrued expenses	124,529	133,735
Liabilities of consolidated CLOs	510,467	931,969
Total liabilities	$2,150,797	$2,499,906

Stockholders’ Equity
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 35,003,004 and 34,983,616 shares issued and outstanding, respectively	35	35
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 8,049,029 and 8,049,029 shares issued and outstanding, respectively	8	8
Additional paid-in capital	296,282	297,391
Accumulated other comprehensive income (loss), net of tax	1,332	555
Retained earnings	32,925	37,974
Class A common stock held by subsidiaries, 5,985,543 and 6,596,000 shares, respectively	(39,706)	(42,524)
Class B common stock held by subsidiaries, 8,049,029 and 8,049,029 shares, respectively	(8)	(8)
Total Tiptree Inc. stockholders’ equity	290,868	293,431
Non-controlling interests (including $74,936 and $76,077 attributable to Tiptree Financial Partners, L.P., respectively)	99,804	96,713
Total stockholders’ equity	390,672	390,144
Total liabilities and stockholders’ equity	$2,541,469	$2,890,050

Tiptree Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Earned premiums, net	$87,477	$46,292	$176,708	$90,907
Service and administrative fees	23,067	28,269	46,843	58,579
Ceding commissions	2,017	10,545	4,288	21,248
Net investment income	3,687	2,697	8,192	5,102
Net realized and unrealized gains (losses)	11,445	20,979	27,657	39,739
Rental and related revenue	18,246	14,413	35,649	28,018
Other income	11,931	8,966	22,441	19,306
Total revenues	157,870	132,161	321,778	262,899

Expenses:
Policy and contract benefits	29,802	22,857	62,794	46,555
Commission expense	56,546	34,836	113,339	67,874
Employee compensation and benefits	36,732	32,800	72,841	63,408
Interest expense	9,304	6,451	18,083	12,931
Depreciation and amortization	8,197	7,085	16,006	15,462
Other expenses	27,383	21,998	50,216	46,665
Total expenses	167,964	126,027	333,279	252,895

Results of consolidated CLOs:
Income attributable to consolidated CLOs	7,941	14,480	16,808	22,157
Expenses attributable to consolidated CLOs	5,046	9,568	9,998	16,140
Net income (loss) attributable to consolidated CLOs	2,895	4,912	6,810	6,017
Income (loss) before taxes	(7,199)	11,046	(4,691)	16,021
Less: provision (benefit) for income taxes	(1,875)	4,025	(709)	1,586
Net income (loss) before non-controlling interests	(5,324)	7,021	(3,982)	14,435
Less: net income (loss) attributable to non-controlling interests - Tiptree Financial Partners, L.P.	(1,045)	669	(837)	3,298
Less: net income (loss) attributable to non-controlling interests - Other	164	219	198	(551)
Net income (loss) attributable to Tiptree Inc. Class A common stockholders	$(4,443)	$6,133	$(3,343)	$11,688

Net income (loss) per Class A common share:
Basic earnings per share	$(0.15)	$0.18	$(0.12)	$0.33

Diluted earnings per share	$(0.15)	$0.17	$(0.12)	$0.33

Weighted average number of Class A common shares:
Basic	28,832,975	34,456,096	28,630,027	34,716,291
Diluted	28,832,975	34,528,977	28,630,027	34,806,741

Dividends declared per common share	$0.030	$0.025	$0.060	$0.050

Tiptree Inc.
Non-GAAP Reconciliations
(Unaudited, in thousands)

Non-GAAP Financial Measures — EBITDA and Adjusted EBITDA

The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

Reconciliation from GAAP net income to Non-GAAP financial measures - EBITDA and Adjusted EBITDA
($ in thousands, unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss) available to Class A common stockholders	$(4,443)	$6,133	$(3,343)	$11,688
Add: net (loss) income attributable to noncontrolling interests	(881)	888	(639)	2,747
Income (loss)	$(5,324)	$7,021	$(3,982)	$14,435
Consolidated interest expense	9,304	6,451	18,083	12,931
Consolidated income taxes	(1,875)	4,025	(709)	1,586
Consolidated depreciation and amortization expense	8,197	7,085	16,006	15,462
EBITDA	$10,302	$24,582	$29,398	$44,414
Consolidated non-corporate and non-acquisition related interest expense(1)	(6,306)	(3,956)	(12,170)	(8,234)
Effects of Purchase Accounting (2)	(435)	(1,459)	(900)	(3,489)
Non-cash fair value adjustments (3)	3,174	—	3,687	1,416
Significant acquisition expenses (4)	36	—	277	383
Separation expense adjustments (5)	—	(1,736)	(1,736)	(1,736)
Adjusted EBITDA of the Company	$6,771	$17,431	$18,556	$32,754

(1)
The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, senior living and specialty finance segments.

(2)
Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect. The impact for the three months ended June 30, 2017 and 2016 was an effective increase to pre-tax earnings of $381 thousand and $519 thousand, respectively.

(3)
For our senior living segment, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level. For Reliance, within our specialty finance segment, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance segment, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA.

(4)	Acquisition costs include legal, taxes, banker fees and other costs associated with senior living acquisitions in 2017 and 2016.
(5)	Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

Non-GAAP Financial Measures — Segment EBITDA and Adjusted EBITDA from continuing operations

The tables below present EBITDA and Adjusted EBITDA by our four reporting segments specialty insurance, asset management, senior living and specialty finance. Corporate and other contains corporate expenses no allocated to the operating business.

	Three Months Ended June 30,
($ in thousands)	Specialty insurance		Asset management		Senior living		Specialty finance		Corporate and other		Total
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Pre-tax income/(loss)	$(732)	$12,765	$4,529	$5,493	$(2,294)	$(1,155)	$(434)	$2,312	$(8,268)	$(8,369)	$(7,199)	$11,046
Add back:
Interest expense	3,590	2,057	2	40	2,999	2,095	1,441	1,235	1,272	1,024	9,304	6,451
Depreciation and amortization expenses	3,197	3,399	—	—	4,726	3,410	213	215	61	61	8,197	7,085
Segment EBITDA	$6,055	$18,221	$4,531	$5,533	$5,431	$4,350	$1,220	$3,762	$(6,935)	$(7,284)	$10,302	$24,582

EBITDA adjustments:
Asset-specific debt interest	(1,864)	(637)	(2)	(40)	(2,999)	(2,095)	(1,441)	(1,184)	—	—	(6,306)	(3,956)
Effects of purchase accounting	(435)	(1,459)	—	—	—	—	—	—	—	—	(435)	(1,459)
Non-cash fair value adjustments	113	—	—	—	—	—	3,061	—	—	—	3,174	—
Significant acquisition expenses	—	—	—	—	36	—	—	—	—	—	36	—
Separation expenses	—	—	—	—	—	—	—	—	—	(1,736)	—	(1,736)
Segment Adjusted EBITDA	$3,869	$16,125	$4,529	$5,493	$2,468	$2,255	$2,840	$2,578	$(6,935)	$(9,020)	$6,771	$17,431

	Six Months Ended June 30,
($ in thousands)	Specialty insurance		Asset management		Senior living		Specialty finance		Corporate and other		Total
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Pre-tax income/(loss)	$4,069	$24,968	$10,110	$8,197	$(3,824)	$(5,014)	$34	$1,329	$(15,080)	$(13,459)	$(4,691)	$16,021
Add back:
Interest expense	7,035	3,696	2	746	5,700	3,949	2,794	2,420	2,552	2,120	18,083	12,931
Depreciation and amortization expenses	6,491	7,382	—	—	8,981	7,540	411	417	123	123	16,006	15,462
Segment EBITDA	$17,595	$36,046	$10,112	$8,943	$10,857	$6,475	$3,239	$4,166	$(12,405)	$(11,216)	$29,398	$44,414

EBITDA adjustments:
Asset-specific debt interest	(3,674)	(1,221)	(2)	(746)	(5,700)	(3,949)	(2,794)	(2,318)	—	—	(12,170)	(8,234)
Effects of purchase accounting	(900)	(3,489)	—	—	—	—	—	—	—	—	(900)	(3,489)
Non-cash fair value adjustments	226	—	—	—	—	1,416	3,461	—	—	—	3,687	1,416
Significant acquisition expenses	—	—	—	—	277	383	—	—	—	—	277	383
Separation expenses	—	—	—	—	—	—	—	—	(1,736)	(1,736)	(1,736)	(1,736)
Segment Adjusted EBITDA	$13,247	$31,336	$10,110	$8,197	$5,434	$4,325	$3,906	$1,848	$(14,141)	$(12,952)	$18,556	$32,754

Non-GAAP Financial Measures — Book value per share, as exchanged

Book value per share, as exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares, as of June 30, 2017 and June 30, 2016.

($ in thousands, unaudited, except per share information)	Six Months Ended June 30,
	2017	2016
Total stockholders’ equity	$390,672	$380,465
Less non-controlling interest - other	24,867	19,338
Total stockholders’ equity, net of non-controlling interests - other	$365,805	$361,127
Total Class A shares outstanding (1)	29,017	29,258
Total Class B shares outstanding	8,049	8,049
Total shares outstanding	37,066	37,307
Book value per share, as exchanged	$9.87	$9.68
(1) As of June 30, 2017, excludes 5,985,543 shares of Class A common stock held by consolidated subsidiaries of the Company. For further discussion of potential dilution from warrants, see Note 23—Earnings per Share, in the Company’s Form 10-Q for the quarter ended June 30, 2017.

Non-GAAP Financial Measures — Specialty Insurance — Investment Portfolio

The following table provides a reconciliation between segment total investments and net investments for the six months ended June 30, 2017 and 2016.

($ in thousands, unaudited)	As of June 30,
	2017	2016
Total Investments	$431,416	$359,338
Investment portfolio debt (1)	(140,430)	(65,119)
Cash and cash equivalents	38,279	9,922
Restricted cash (2)	24,425	5,976
Receivable due from brokers (3)	4,544	—
Liability due to brokers (3)	(12,070)	(3,042)
Net investments - Non-GAAP	$346,164	$307,075
(1) Consists of asset-based financing on loans, at fair value including certain credit investments and NPLs, net of deferred financing costs, For further details, see Note 11 - Debt, net, in the Company’s Form 10-Q for the quarter ended June 30, 2017.
(2) Restricted cash available to invest within certain credit investment funds which are consolidated under GAAP.
(3) Receivable due from and Liability due to brokers for unsettled trades within certain credit investment funds which are consolidated under GAAP.